                        AGREEMENT TO PURCHASE PARTNERSHIP INTERESTS
                        -------------------------------------------

     This Agreement is entered into as of the 29th day of March, 1995, by and among Continental Cablevision Investments, Inc., a Delaware corporation ("CCI" or the "Buyer"), and Alta IV Limited Partnership, a Delaware limited partnership, C.V. Sofinnova Partners Five, a Netherlands Antilles limited partnership, Vintage Limited Partnership, a Massachusetts limited partnership, N-COM II, Inc., a Michigan corporation, and N-Com Inc., a Michigan corporation (each individually, a "Seller" and collectively, the "Sellers").

                              W I T N E S S E T H

     WHEREAS, on January 24, 1992, CCI and the Sellers entered into that certain Limited Partnership Agreement (the "Partnership Agreement") of N-COM Limited Partnership II (the "Partnership") pursuant to which the Partnership has, through the various entities described in Schedule I hereto (together with the Partnership, the "Enterprise"), engaged in the ownership of interests in entities engaged in the operation of cable television systems (the "Systems") serving the towns, communities and areas described in Schedule II attached hereto; and

     WHEREAS, the Sellers collectively own 66.23% of the partnership interests in the Partnership and CCI owns 33.77% of the partnership interests in the Partnership, and Buyer will, pursuant to this Agreement and upon the consummation of the transactions contemplated hereby, own 100% of the partnership interests of the Partnership; and

     WHEREAS, a Sale Event as described in Section 5.03 of the Partnership Agreement occurred on September 30, 1994;

     WHEREAS, pursuant to their rights under Section 5.03 of the Partnership Agreement, upon the happening of such Sale Event, at least forty percent (40%) in interest of the partners in the Partnership may elect to exercise their right to sell their partnership interests in the Partnership (collectively, the "Partnership Interests" and each partner's individually, a "Partnership Interest") by delivering written consent to the General Partner of the Partnership, and such partners would thereby be granted the exclusive power and authority to sell all of the interests in, or the assets and business of, the Enterprise (such power and authority is defined in the Partnership Agreement, and hereinafter referred to, as the "Authority to Sell"); and

     WHEREAS, in lieu of delivering such written consents and thereby creating an Authority to Sell, the Sellers have decided instead to sell their Partnership Interests in the Partnership, including the Related Interests (as hereinafter defined), to the Buyer without exercising such right for the consideration hereinafter set forth, all upon the terms and conditions herein set forth; provided, however, that if the transactions set forth herein are not consummated, the Sellers reserve their right to be granted such Authority to Sell; and

     WHEREAS, Buyer desires to purchase the Partnership Interests and Related Interests pursuant to, and in accordance with, these terms and conditions and upon such purchase will own all of the partnership interests in the Partnership.

     NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, each of the Sellers, severally, and Buyer do hereby covenant and agree as follows:

     1.  Sale of Partnership Interests.
         -----------------------------

     1.1  Agreement to Purchase and Sell.  Subject to the terms, provisions and
          ------------------------------
conditions contained in this Agreement, and on the basis of the representations and warranties herein set forth:

     (A) Each of the Sellers severally agrees to sell, assign, transfer, convey and deliver its Partnership Interests to Buyer on the Closing Date (as hereinafter defined), and Buyer agrees on the Closing Date to purchase, pay for, acquire and accept the assignment, transfer and delivery from each such Seller of its Partnership Interest, free and clear of any liens, encumbrances or adverse claims, other than (a) those claims arising under the terms of the Partnership Agreement, (b) restrictions as to transfer under United States federal or state securities laws and (c) claims resulting from Buyer's own actions; and

     (B) As contemplated by Section 7.06(b) of the Partnership Agreement, N-COM II, Inc. hereby agrees, for no additional consideration, to assign, transfer, convey and deliver its general partnership interests in Irish Hills Cablevision Limited Partnership, a Michigan limited partnership ("Irish Hills"), and Omnicom CATV Limited Partnership, a Michigan limited partnership ("Omnicom CATV"), of one percent (1%) and one-tenth of one percent (0.1%), respectively (the "Related Interests"), and Buyer agrees on the Closing Date to acquire and accept the assignment, transfer and delivery from N-COM II, Inc. of such Related Interests, free of any liens, encumbrances or adverse claims, other than (a) those claims arising under the partnership agreements of Irish Hills and Omnicom CATV, (b) restrictions as to transfer under United States federal or state securities laws, and (c) claims resulting from the Buyer's own actions.

     2.  Closing.
         -------
         2.1  Purchase Price.  The aggregate purchase price payable for the
              --------------
Partnership Interests (the "Interests Purchase Price") shall be calculated and paid as follows:

              (a) the Interests Purchase Price shall be equal to the product of
(i) the aggregate Percentage Interests (as defined in the Partnership Agreement ) of all of the Sellers multiplied by (ii) the "Net Equity Value" of the Enterprise, which shall be equal to:

     (i) the product of (A) 37 multiplied by (B) the sum of (1) the "net cash flow," "capital spending" and "administrative overhead" of N-Com Holding Corporation ("Holding") (the "System Cash Flow") for the quarter ending June 30, 1995 (the last day of such quarter being hereinafter referred to as the "Calculation Date"), all as shown on the consolidated unaudited summary of operations of Holding for such quarter and computed in accordance with the same accounting practices and procedures as were applied with respect to the Holding consolidated unaudited summary of operations for the two months ended November 30, 1991 (the agreement of the parties being that the items of expense (including categories of personnel) which were used in computing "net cash flow" and those which were allocated to "capital spending" and "administrative overhead" for the purposes of such summary shall remain the same for the purposes of the calculation of System Cash Flow), plus (2) an amount equal to
                                                  ----
the Aggregate Discount Savings (as defined below) that the Enterprise would have realized during such quarter if they had been wholly-owned by the Buyer; plus
                                                                         ----

     (ii) an amount equal to the excess, if any, of the current assets minus current liabilities (other than any current portions of the Senior Debt or Subordinated Debt included in clause (iv) below) on Holding's consolidated balance sheet as of the Closing Date, each as determined in accordance with generally accepted accounting principles applied on a consistent basis; plus
                       ----

     (iii) an amount equal to the Extraordinary Capital Expenditures, as defined in Section 7.1 hereof, incurred by the Enterprise prior to the Closing Date, including any interest on amounts borrowed under the Senior Debt (as defined below) to fund such Extraordinary Capital Expenditures; minus
                                                                -----

     (iv)  an amount, determined as of the Closing Date, equal to the sum of:
(A) the outstanding principal amount of and accrued interest on the Enterprise's obligations under that certain Revolving Credit and Term Loan Agreement, dated as of December 31, 1992 (as amended from time to time, the "Senior Loan Agreement"), by and among Omnicom of Michigan, Inc., Clear Cablevision, Inc., Irish Hills and Omnicom CATV (collectively, the "Operators"), Holding, the Signatory Banks thereto and National Westminster Bank, USA, as Agent (collectively with the Signatory Banks, the "Senior Lender") (the "Senior Debt"), such amount not to include the unused portion of the aggregate Revolving Credit Commitment (as defined in the Senior Loan Agreement); (B) the outstanding principal amount of the subordinated notes (the "Subordinated Notes"), together with deferred and accrued interest thereon (the "Subordinated Debt"), issued under that certain Note and Partnership Interest Purchase Agreement, by and among the Partnership, N-COM Group, Inc., Holding, the Operators, Harcharan S. Suri, N-Com Inc., N-COM II, Inc., each of the other Sellers and CCI, dated as of January 24, 1992 (as amended from time to time, the "Note Purchase Agreement");
(C) deferred management fees due to N-Com Inc. from Holding (the "Deferred Fees") in the amount of $373,194.30, together with interest thereon at the rate of 25% per annum from December 31, 1991, pursuant to Section 2 of the 1992 Amended and Restated

Management Agreement between N-Com Inc. and Holding (the "Management Agreement"); (D) deferred compensation for management services due to N-Com Inc. from Holding (the "Deferred Compensation") pursuant to and calculated in accordance with Section 3D of the Management Agreement; (E) accrued amounts due to the stockholders of N-COM II, Inc., pursuant to and calculated in accordance with Section 5 of the Management Agreement (the "Make-Whole Payments"); (F) special compensation payments not to exceed $600,000 in total to those employees listed in Schedule 6.8 who are eligible to receive payments under the
          ------------
Enterprises' incentive compensation plans (the "Incentive Compensation Plans"), as amended or to be amended prior to Closing pursuant to Section 3.12 hereof (the "Amended Incentive Compensation Plans"), in consideration of those employees signing Incentive Compensation Payment Agreements; (G) any other consolidated indebtedness of the Enterprise for borrowed money or capitalized leases; and (H) an amount equal to the excess, if any, of the current liabilities (other than any current portions of the Senior Debt or Subordinated Debt included above) minus current assets on Holding's consolidated balance sheet as of the Closing Date, each as determined in accordance with generally accepted accounting principles applied on a consistent basis.

     For the purposes of this Section 2.1(a), "Aggregate Discount Savings" shall have the meaning set forth in the Programming Agreement dated as of January 24, 1992 by and among the Enterprise, the Buyer and certain other parties (the "Programming Agreement"), subject to adjustment to reflect the increase in the Buyer's interest in the Enterprise from 33.77% to 100%.

     For the purposes of this Section 2.1(a), if requested by CCI, the computation of the Interests Purchase Price shall be made in accordance with generally acceptable accounting principles by the Partnership's Independent Public Accountants (as defined in the Partnership Agreement) whose decision shall be final and binding.

          (b) Each Seller shall receive its proportionate share of the Interests Purchase Price, determined on the basis of the Sellers' respective Percentage Interests (as defined in the Partnership Agreement); provided, however, that if
                                                     --------  -------
the Net Equity Value of the Enterprise exceeds the aggregate of $13,222,268 plus a thirty percent (30%) annual compounded return thereon from January 24, 1992 through the Closing Date, (i) the Interests Purchase Price shall be increased by an amount equal to the product of (A) CCI's Percentage Interest and (B) the lesser of such excess or the General Partner Preferred Return (as defined in the Partnership Agreement) and (ii) such excess shall first be paid to the General Partner (in an amount up to General Partner Preferred Return) and the remainder shall be paid to all of the Sellers in proportion to their Percentage Interests. Each Seller's proportionate share of the Interests Purchase Price as determined above is hereinafter referred to as its "Pro Rata Share."

          (c) Attached hereto as Schedule 2.1 is an example of the calculation
                                 ------------
and payment of the Interests Purchase Price based upon the financial statements of the Enterprise for the quarter ended December 31, 1994. The calculation and payment of the actual Interests Purchase Price shall be made on a basis consistent with Schedule 2.1.
                ------------

          2.2  Manner and Time of Payment.  The closing for the sale and
               --------------------------
purchase of the Partnership Interests (the "Closing"), shall take place at the offices of Sullivan & Worcester, One Post Office Square, Boston, Massachusetts, on such date after the date of this Agreement as all the Required Consents, Required Renewals and Required Extensions (as defined in Sections 3.4 and 3.10(c)) shall have been obtained by Sellers (the date of any such Closing being hereinafter referred to as the "Closing Date"), but in no event earlier than July 15, 1995 or later than a date that is seven months from the date hereof; provided, however, that if at that time all of the Required
                 --------  -------
Consents for the franchises have not been obtained in accordance with Section
5.4 hereof and the Sellers are using their best efforts to obtain such Required Consents, the Closing Date may be extended by Buyer or Sellers for two more months but in no event later than a date that is nine months from the date hereof. After all Required Consents and Required Renewals have been obtained, Sellers shall give written notice to Buyer at least 10 business days preceding the date on which the Closing is to occur. Buyer agrees that at the Closing it will (a) deliver One Million, Seven Hundred Fifty Thousand dollars ($1,750,000) (the "Escrow Amount") of the Interests Purchase Price by wire transfer of immediately available funds to an escrow agent, reasonably satisfactory to Buyer and the Sellers (the "Escrow Agent"), to be held by the Escrow Agent for a period of one year from the Closing Date pursuant to and in accordance with the terms of the Escrow Agreement to be executed substantially in the form attached hereto as Exhibit 2.2A, (b) deliver the Subject Franchise Price for each Subject Franchise determined in accordance with the terms of Section 7.4(a) hereof by wire transfer of immediately available funds to an escrow agent reasonably satisfactory to Buyer and the Sellers, to be held by such escrow agent in accordance with the terms of Section 7.4 hereof, and the escrow agreement with respect to the Subject Franchises to be executed substantially in the form attached hereto as Exhibit 2.2B and (c) deliver the remainder of the Interests Purchase Price and an amount equal to the product of (i) the aggregate Percentage Interests (as defined in the Partnership Agreement) of all of the Sellers multiplied by (ii) the Extraordinary Capital Expenditures that were funded by the Enterprise and not financed by Senior Debt to the Sellers in accordance with their Pro Rata Shares by wire transfer of immediately available funds.

     3.   Representations and Warranties of Sellers.  Each of the Sellers
          -----------------------------------------
severally, in proportion to their Pro Rata Share, and not jointly, represents, warrants, covenants and agrees that the following statements, except as set forth in disclosure schedules attached hereto (the "Disclosure Schedule"), are true and correct as of the date hereof and, except as otherwise disclosed on a disclosure schedule updated to reflect the discovery of any fact or condition contrary to or inconsistent with any such representation or warranty between the time of signing the Agreement and the Closing (the "Updated Disclosure Schedule") or to the extent such representations and warranties expressly relate to an earlier date, will be true and correct on the Closing Date:

          3.1  Organization and Power of Sellers.  Such Seller is duly
               ---------------------------------
organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full organizational power and authority to execute and deliver this Agreement and all documents and instruments (including, without limitation, all exhibits hereto) required to be executed and delivered by it pursuant hereto (the "Other Seller Documents"), and to carry out the transactions contemplated hereby and thereby. Such Seller has good and marketable title to the Partnership Interests (and, in the case of N-COM II, Inc., the Related Interests), that is (or are) to be transferred to the Buyer by such Seller pursuant hereto, free and clear of any and all liens, encumbrances and adverse claims whatsoever (except those (a) arising under the Partnership Agreement, the Limited Partnership Agreement of Irish Hills or the Limited Partnership Agreement of Omnicom CATV, (b) pursuant to restrictions on transfer under United States federal or state securities laws, (c) claims resulting from the Buyer's own actions or (d) securing the Senior Debt), and, upon payment of the Interests Purchase Price and the purchase contemplated hereby, the Buyer will acquire from such Seller all of such Seller's right, title and interest to such Partnership Interests and, in the case of N-COM II, Inc., the Related Interests, free and clear of any liens, encumbrances or adverse claims, other than as set forth above. Schedule 3.1 attached hereto sets forth a true and correct description
        ------------
of all Partnership Interests and Related Interests owned by such Seller.

          3.2  Due Authorization; No Conflicts.  All requisite organizational
               -------------------------------
action for the execution, delivery, performance and satisfaction by such Seller of this Agreement and each of the Other Seller Documents has been taken, other than the approvals referred to in Section 3.4. This Agreement has been duly executed and delivered by such Seller and is, and each of the Other Seller Documents, upon execution and delivery, will be, a legal, valid and binding obligation of such Seller, enforceable in accordance with its respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and the availability of equitable remedies including specific performance and injunctive relief or may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought. The execution and delivery of this Agreement and the Other Seller Documents and the consummation of the transactions contemplated hereby and thereby (provided that all the Required Consents listed on Schedule 3.4 are obtained) will not conflict
                                    ------------
with, or result in any breach of, or default under, the terms, conditions or provisions of, any order, writ, injunction, decree, judgment, law or regulation, relating to the ownership or operation of the Systems, or of any of such Sellers' governing documents or any material agreement or instrument to which such Seller is a party or by which it or the Partnership, Holding or any of the Operators (each an "Enterprise Entity" and collectively, the "Enterprise Entities"), or the Systems are bound, or result in the creation or imposition of any material lien, encumbrance or adverse claim of any nature whatsoever on the Systems, or result in the acceleration of the due date of any material obligation of such Seller or any of the Enterprise Entities (except as set forth in Schedule 3.2 hereof).
             ------------

          3.3  Organization of the Enterprise.  Each of the Enterprise Entities
               ------------------------------
is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, with full partnership or corporate power and authority, as applicable, to conduct its business as presently conducted.
Except as set forth in Schedule 3.3, none of the Enterprise Entities owns any
                       ------------
investment, directly or indirectly, in any other entity or any shares in any corporation or is a partner or joint venturer with any other person. The authorized and issued capital stock of each of the Enterprise Entities that are corporations are set out in Schedule 3.3. The capital stock of such entities
                            ------------
that are corporations are owned beneficially and of record in the manner and percentages indicated on Schedule 3.3 and the equity interests in such entities
                         ------------
that are not corporations are owned of record and beneficially in the manner and percentages indicated in Schedule 3.3. All such shares of stock and equity
                         ------------
interests are free and clear of any and all liens, encumbrances or adverse claims whatsoever (other than those claims (a) arising under the terms of the respective partnership agreements or charter documents of any of the Enterprise Entities, (b) relating to the Senior Debt or (c) pursuant to restrictions on transfer under United States federal or state securities laws).

          3.4  Required Consents.  Schedule 3.4 sets forth a list of all
               -----------------   ------------
authorizations, consents and approvals of, or filings with, any governmental agency, authority or other body or any other third persons that will be required by or with respect to any of the Enterprise Entities or the Sellers in connection with the execution and delivery of this Agreement or the Other Seller Documents or the consummation of the transactions contemplated hereby and thereby, except for such consent or approvals not relating to the Franchises or Subject Agreements (each as defined in Section 3.10(a)), the failure of which to obtain would not have a material adverse effect on the business or financial condition of the Enterprise (the "Required Consents").

          3.5  Financial Statements.  The Sellers have delivered to the Buyer an
               --------------------
audited balance sheet of the Systems as at the close of September 30, 1994, together with related audited statements of operations, changes in cash flows and changes in partners' capital for the 12 month period ended September 30, 1994, including in each case related schedules (if any) and notes, all certified by Ernst & Young, independent public accountants, (collectively the "Audited Financial Statements"). The Sellers have also delivered to the Buyer the Partnership's unaudited balance sheet as of the close of December 31, 1994, together with related unaudited statements of operations, changes in cash flows and changes in partners' capital for the twelve month period ended December 31, 1994 (collectively, the "Unaudited Financial Statements"). The Sellers will deliver to the Buyer the Partnership's unaudited balance sheet and related statements of operations, changes in cash flows and changes in partners' capital for any additional quarterly periods ending at least 30 days prior to the Closing Date (the "Current Financial Statements") as soon as they are available. (The Audited Financial Statements, the Unaudited Financial Statements and the Current Financial Statements are collectively referred to herein as the "Financial Statements").

     All of the Financial Statements have been and will be prepared in accordance with generally accepted accounting principles consistently followed throughout the periods (except as set forth in such notes or statements and subject, in the case of the Unaudited Financial Statements and the Current Financial Statements, to the absence of footnote disclosure and year end audit adjustments, which will not be material) and fairly present (or will, in the case of the Current Financial Statements, fairly present) the financial condition of the Partnership and the results of its operations as of the dates thereof and throughout the periods covered thereby. Except as otherwise set forth on Schedule 3.5, the Financial Statements reflect or provide for all
         ------------
material claims against, and all debts and liabilities relating to, the Partnership, fixed or contingent, as of the dates thereof; and there has not been any change since the date of the most recent Financial Statements which has affected materially and adversely the Systems (or any material portion thereof) or the condition, financial or other, or results of operations of the Partnership other than (i) matters disclosed on the Disclosure Schedule or the Updated Disclosure Schedule and (ii) the matters referred to in the last sentence of Section 3.12.

          3.6  Real Property.  Schedule 3.6 contains a description of all real
               -------------   ------------
property which is owned, leased or used by any of the Enterprise Entities, including all buildings, plants, improvements or important structures located thereon. The Enterprise Entities have good and marketable title (of record in the case of real property held in fee simple) to the real property and improvements listed in Schedule 3.6 as being owned by the Enterprise Entities,
                       ------------
free and clear of any material mortgages, liens, encumbrances, charges, equities, claims and obligations to other persons of every kind and character, other than those securing the Senior Debt and as set forth on Schedule 3.6.
                                                              ------------

          3.7  Leases. The leases listed and described on Schedule 3.7
               ------                                     ------------
constitute all material leases of real or personal property under which any Enterprise Entity is bound or to which any Enterprise Entity is a party. Each lease listed on Schedule 3.7 is, except as disclosed on Schedule 3.7, valid,
                ------------                            ------------
binding and enforceable in accordance with its terms on the Enterprise Entity that is a party thereto and, to the best of the Sellers' knowledge, neither the other parties thereto, nor the Enterprise Entity that is a party thereto is in default or in arrears in the performance or satisfaction of any material agreement or condition on its part to be performed or satisfied thereunder, and no waiver or indulgence of any material agreement or condition has been granted by any of the lessors under said leases.

          3.8  Personal Properties.  The Enterprise Entities own and have good
               -------------------
and marketable title to all of the material tangible and intangible personal properties, other than the leaseholds referred to in Section 3.7 and other than dispositions in the ordinary course of business, reflected on the most recent balance sheet referred to in Section 3.5 or used by any Enterprise Entity if not so reflected, free and clear of all mortgages, liens, encumbrances, charges, equities, claims and obligations to other persons, of whatever kinds and character, except those securing the Senior Debt and as set forth on Schedule
                                                                     --------
3.8.  The fixed assets and machinery and equipment of the Enterprise are in good
- ---
operating condition, normal wear and tear excepted.

          3.9  Employment Arrangements.  With respect to employees of the
               -----------------------
Enterprise Entities engaged in the operation of the Systems, the Enterprise does not have any material obligation, contingent or otherwise, under any employment agreement, any vacation, sick pay, severance or termination pay or deferred compensation arrangement, retainer or consulting arrangements, pension, retirement, bonus or profit-sharing plan, stock option or purchase plan or other employee contract or non-terminable (whether with or without penalty) arrangement, group life, health, medical or hospitalization insurance, plan or program or other employee or fringe benefit plan, other than those listed or described on Schedule 3.9. Except as disclosed on Schedule 3.9,
                             ------------                          ------------
the Enterprise Entities have performed in all material respects all obligations required to be performed under all such agreements, plans and arrangements and are not in any material respect in breach of or in default or arrears under the terms thereof.

          3.10 Cable Television Business.
               -------------------------
          (a) Listed and identified on Schedule 3.10(a) are all of the cable
                                       ----------------
television franchises to construct, own and operate a cable television system (the "Franchises") presently held by any of the Enterprise Entities, and the political entities which have granted the Franchises. True, complete and correct copies of the ordinances and agreements evidencing the Franchises (the "Subject Agreements") are described in Schedule 3.10(a) and have been delivered
                                       ----------------
by the Sellers to the Buyer. To the best of the Sellers' knowledge, each of the Franchises was duly and validly granted.

          (b) All governmental authorizations necessary for the lawful construction and operation of the Systems and all franchises required for the provision of "cable service" as defined in the Communications Act throughout all portions of the cities, communities and other areas identified on Schedule II (the "Franchise Areas") have been obtained by the Enterprise, except as otherwise described in Schedule 3.10(b) or where, except in the case of
                       ----------------
Franchises or Subject Agreements, the lack of such authorization would not have a material adverse effect on the business or financial condition of the Enterprise. Except as set forth on Schedule 3.10(b), no other person or entity
                                    ----------------
has been granted the right to construct or
operate, or has taken any action to construct or operate, a cable television system in any portion of any of the Franchise Areas or, to the best of the Sellers' knowledge, has made any application therefor which is pending (other than the satellite master antenna television systems and multichannel-multipoint distribution systems referred to below). To the best of the Sellers' knowledge, listed on Schedule 3.10(b) are all multiple-dwelling units in the Franchise
          ----------------
Areas which are being served as of the date hereof by a satellite master antenna television system or multichannel-multipoint distribution system.

          (c) Each Franchise and Subject Agreement is the validly existing, legally enforceable obligation of the Enterprise Entity that is a party thereto and, to the best of the Sellers' knowledge, the other parties thereto. The applicable Enterprise Entity has duly complied in all material respects with all of the terms and conditions of each Franchise and each Subject Agreement, the failure with which to comply would result in revocation or nonrenewal of any Franchise or any Subject Agreement or any material monetary penalty thereunder. To the best of the Sellers' knowledge and except as disclosed on Schedule
                                                                 --------
3.10(c), there is no pending written claim (i) alleging that any Franchise was
- -------
improperly or invalidly granted or that there exists any material breach of any Subject Agreement, (ii) expressing an intention to revoke or deny renewal of an existing Franchise or Subject Agreement or other material right of any of the Enterprise Entities or (iii) materially increasing the costs of the Enterprise under any Franchise or any Subject Agreement. On the Closing Date and except as disclosed on Schedule 3.10(c), the Enterprise will possess all material rights
             ----------------
granted under the Franchises and the Subject Agreements.  Except as set forth in

Schedule 3.10(c), the Enterprise has timely renewed or timely filed notices of
- ----------------
renewal (the "Required Renewals") or obtained valid extensions (the "Required Extensions") of the

Franchises, in accordance with the Communications Act, with all governmental authorities with respect to each Franchise expiring within 36 months after the date of this Agreement. Except as set forth in Schedule 3.10(c), such notices
                                                ----------------
of renewal have been filed pursuant to the formal renewal procedures established by Section 626(a) of the Communications Act. Schedule 3.10(c) sets forth a list
                                              ----------------
of all rate regulation complaints filed pursuant to the Communications Act, received by the Enterprise and designated as "valid." Schedule 3.10(c) further
                                                       ----------------
sets forth those Franchises that have been certified or filed for certification under the Communications Act with respect to (i) rate regulation and (ii) enforcement of FCC customer service standards.

          (d) The Enterprise has paid all required franchise fees and pole attachment fees being charged in respect to the Systems and such current franchise fees and pole attachment fees are set forth in Schedule 3.10(d).
                                                         ----------------
Except as set forth in Schedule 3.10(d),  the Enterprise has received no written
                       ----------------
notice of, and the Enterprise has no knowledge of, any proposed material increase in the franchise or pole attachment fees and charges payable by the Enterprise with respect to the System.

          (e) Except as set forth on Schedule 3.10(e), the Enterprise has not
                                     ----------------
made any material written commitments to any state, municipal, local or other governmental commission, agency or body with respect to the operation and construction of the Systems that are not fully reflected in the Franchises or the Subject Agreements. The Sellers have not entered into any material written agreements with community groups or similar third parties (other than programming agreements in the ordinary course of business) restricting or limiting the types of programming that may be shown on the Systems. The Sellers have made available to the Buyer true, complete and correct copies of all material correspondence with any local franchising authority regarding customer service with respect to the Systems. Except as set forth in summary form in Schedule 3.10(e), the
                                                     ----------------
Enterprise has not committed or agreed to provide cable television services to any person or entity free of charge or at a discounted or reduced rate.

          (f) As of December 31, 1994, the Systems had 52,644 Subscribers. For purposes of this Agreement, the number of "Subscribers" at any date shall be the sum of (i) all paying subscribers (less bulk rate subscribers) who are then connected and who have been receiving the basic broadcast service for at least 30 days, counting only primary connections, and (ii) all paying bulk or discount rate subscribers, treating each unit receiving basic broadcast service on a bulk or discount rate as one subscriber; provided, however, that each such bulk or
                                    --------  -------
discount rate subscriber has been receiving basic broadcast service for at least 30 days pursuant to a written bulk service agreement with the Enterprise that has been disclosed and a copy of which has been provided, to the Buyer; and

provided, further, that for the purpose of (i) and (ii) hereof, only a
- --------  -------
subscriber whose payment for cable services is less than 60 days past due shall be deemed to be a Subscriber.

          (g) As of December 31, 1994, the Systems had 35,188 Pay Units. For purposes of this Agreement, the number of "Pay Units" shall be the sum of all subscriptions for Home Box Office, Showtime, The Movie Channel, The Disney Channel, Cinemax Playboy Channel, Music Choice or Pass ("pay services") by Subscribers who pay full price for such pay services (including bulk subscribers).

          (h) Except as set forth on Schedule 3.10(h) and except for any
                                     ----------------
noncompliance that would not have a material adverse effect on the business or financial condition of the Enterprise, the construction, maintenance and operation of the Systems have been and are being conducted, and all drops have been or are being made, in compliance in all material respects with all provisions of federal, state and municipal and other laws, and administrative rules and regulations applicable thereto, including, without limitation, the Communications Act and the rules and regulations of the Federal Aviation Administration and in all material respects with all applicable rules and regulations of the state, municipal, local or other governmental commission, agency or body, if any, charged with the regulation of cable television systems in the jurisdiction in which the Systems are located (collectively, the "Local Authorities") and all applicable provisions of the National Electric Code and the National Electric Safety Code. Without limiting the generality of the foregoing, and except as set forth on

Schedule 3.10(h) and, except for any noncompliance that would not have a
- ----------------
material adverse effect on the business or financial condition of the Enterprise, the aerial plant of the Systems, including trunk and distribution cables, in all material respects is connected in accordance with the terms of the Franchises and is at the approved height therefor; and all underground cable has been buried in accordance with the terms of the Franchises.

          (i) Except as set forth on Schedule 3.10(i), each person, firm,
                                     ----------------
corporation or other entity upon, over or under whose property are located, maintained, installed or operated any of the properties or assets of the Systems (other than drop lines running from cables to subscriber dwellings, which do not cross any property other than the property of such subscribers) has granted to the Enterprise valid, binding and enforceable right of entry agreements, easements, licenses, rights of way or access agreements (other than where such a grant of an easement, license or right of way is not necessary because the Enterprise has access to such property through public utility easements), all of which are in full force and effect in all material respects on the date hereof, with respect to the maintenance, installation or operation of such properties or assets upon, over or under such property. All MDU Agreements right of entry agreements, easements, licenses, rights of way and access agreements, except as set forth in

Schedule 3.10(i), are valid, binding and enforceable by the Enterprise in all
- ----------------
material respects in accordance with their terms (except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and the availability of equitable remedies including specific performance and injunctive relief, or may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought). Except as set forth on Schedule 3.10(i),
                                                             ----------------
to the best of the Sellers' knowledge, the Enterprise has not received any written notice that the Enterprise is violating any rights of any person or entity regarding any easements.

          (j) Schedule 3.10(j) sets forth all of the signals carried by the
              ----------------
Systems.  Except as set forth on Schedule 3.10(j), the Enterprise is in
                                 ----------------
compliance in all material respects with the provisions of the Communications Act and the rules and regulations of, and has necessary authorizations from, the FCC relating to carriage of signals, syndicated exclusivity, network non-duplication, and retransmission consent, except for any noncompliance that would not have a material adverse effect on the business or financial condition of the Enterprise. With respect to the must carry and retransmission consent provisions of the Communications Act and the rules and regulations of the FCC, the Enterprise has obtained retransmission consents for all broadcast signals carried on the Systems after October 5, 1993, except for the signals carried pursuant to a must-carry election, and the systems are carrying all broadcast signals that elect and qualify for must carry status except as set forth on Schedule 3.10(j). Except
                                                     ----------------
as set forth on Schedule 3.10(j) and to the best of the Sellers' knowledge, as
                ----------------
of the date hereof, no written notices or demands have been received from the FCC, from any television station, or from any other person, company, station, governmental agency or unit claiming to have a right or objection challenging the right of the Systems to carry any signal or deliver the same, or challenging the channel position on which any television station is carried.

          (k) The Enterprise has filed all material reports, notifications and other documents required to be filed with respect to the Systems with the FCC. Without limiting the generality of the foregoing and except as set forth on

Schedule 3.10(k), (i) the Enterprise has submitted to the FCC all material
- ----------------
filings, including, without limitation, cable television registration statements, annual reports (including, without limitation, Form 325 Annual Reports of Cable Television Systems, Form 395A Annual Employment Reports, and Form 320 signal leakage reports), and aeronautical frequency usage notices that are required under the rules and regulations of the FCC; (ii) the operation of the Systems has been and is in compliance in all material respects with the provisions of the Communications Act and the rules and regulations of the FCC, and the Enterprise has not received any notice from the FCC of any violation of said Act, rules, or regulations; (iii) the Enterprise has timely provided all subscriber notices required by the rules and regulations of the FCC; (iv) the Enterprise is in compliance in all material respects with the FCC's equal employment opportunity rules; (v) the Systems are in compliance in all material respects with the FCC's technical standards; (vi) the Enterprise and the Systems are in compliance in all material respects with the FCC's consumer electronics equipment compatibility rules including all subscriber notice requirements thereunder; (vii) to the extent required by the rules and regulations of the FCC, the Enterprise has conducted all system and microwave tests and all Cumulative Leakage Index ("CLI") related tests applicable to the Systems, has corrected any radiation leakage of the Systems required to be corrected in connection with monitoring obligations under such rules and regulations, and has otherwise complied in all material respects with all applicable CLI rules and regulations in connection with the operation of the Systems; and (viii) the Enterprise has maintained appropriate log books and other recordkeeping that accurately and completely reflect in all material respects all results required to be shown thereon. The Enterprise has made available to Buyer true, correct and complete copies of all reports and filings with respect to the Systems made or filed by the Enterprise pursuant to FCC rules and regulations.

          (l) Except as set forth on Schedule 3.10(l), the Enterprise's
                                     ----------------
operation of the Systems is in compliance in all material respects with the Copyright Act of 1976, as amended, and with all applicable rules and regulations of the United States Copyright Office. Except as set forth on Schedule 3.10(l),
                                                               ----------------
the Enterprise has filed all material reports, notices and statements of account and has made all other requisite filings and payments with the United States Copyright Office. Except as set forth on Schedule 3.10(l), the Enterprise has
                                          ----------------
deposited with the Register of Copyrights all amounts required to be deposited therewith. All the reports, notices and statements of account which have been filed are accurate and complete in all material respects. The Enterprise has obtained, and operated in material compliance with, all necessary affiliation agreements, copyright licenses and authorizations for all material (including all cable networks and all local programming and commercial insertions) carried on the Systems. The Enterprise has furnished or made available to the

Buyer true, correct and complete copies of all filings with the United States Copyright Office with respect to the Systems that have been made in the three year period preceding the date of this Agreement. Except as set forth on

Schedule 3.10(l), there are no currently outstanding claims against the Systems
- ----------------
with respect to any secondary or other transmission by or through the Systems or any other act that is a material infringement under the Copyright Act of 1976, as amended.

          (m) Except for any noncompliance that would not have a material adverse effect on the business or financial condition of the Enterprise, the Systems have been constructed and equipped to deliver down stream, and are and will as of the Closing Date be capable of delivering, the Mhz to customers as specified with respect to each System in Schedule 3.10(m), in accordance in all
                                         ----------------
material respects, with the specifications established by the FCC.

          (n) Except as set forth on Schedule 3.10(n), all regulated rates for
                                     ----------------
the Systems are in compliance in all material respects with the rate rules and regulations of the FCC presently in effect and, no written complaints or demands have been received from any franchising authority, subscriber or other interested party challenging said rates. Sellers have made available to Buyer true, correct, and complete copies of (i) all FCC Forms 393 filed with local franchising authorities and/or the FCC and, as soon as possible, all FCC Forms 1200, 1205, 1210, and 1215 that are prepared with respect to the Systems, (ii) any complaints filed with the FCC with respect to any rates charged to subscribers of the Systems, and (iii) any documentation supporting an exemption from the rate regulations provisions of the Communications Act claimed by the Enterprise with respect to the Systems.

          (o) Except as set forth on Schedule 3.10(o), the Enterprise has
                                     ----------------
received no requests for carriage of commercial leased access programming on the Systems. Except as set forth on Schedule 3.10(o), the Enterprise has provided
                                 ----------------
subscribers with respect to the Systems timely notice as required by the rules and regulations of the FCC of their right to "block" promotional cablecasts of premium channels that include programming rated X, NC-17, or R, if applicable, and the Enterprise has honored all such requests for "blocking."

          (p) Schedule 3.10(p) indicates which television signals carried by the
              ----------------
Systems are carried pursuant to must-carry elections and which signals are carried pursuant to retransmission consent agreements. Sellers have made available to Buyer full and complete copies of all retransmission consent agreements and each such agreement's expiration date is indicated on Schedule
                                                                     --------
3.10(p).  For each commercial television signal in each System's ADI that has
- -------
elected must-carry status, but that is not being carried because of signal quality problems or potential copyright liability, Schedule 3.10(p) lists the
                                                   ----------------
signal and the reason for non-carriage.

          (q) As of the Closing Date, the Enterprise Entities will have maintained a controlling ownership in each System in its entirety for at least 36 consecutive months following the initial construction or acquisition of each such System by the applicable Enterprise Entity.

          3.11 Litigation and Compliance with Laws.  Except as set forth on
               -----------------------------------
Schedule 3.11, there is no litigation or legal or other actions, suits,
- -------------
proceedings or investigations pending, at law or in equity, or before any federal, state, municipal or other governmental department, commission, board, agency or instrumentality, domestic or foreign, or, to the best of the Sellers' knowledge, threatened, in connection with the ownership or operation of the Systems, including those relating to environmental protection and hazardous substances. Except as set forth on Schedule 3.11, the
                                                             -------------
Systems are, and at all times during the past three years have been, in all material respects maintained and operated in accordance with all laws and governmental rules and regulations applicable to the Systems (other than such laws, rules and regulations which are more specifically addressed in Section
3.10 hereof but, including any other applicable federal, state, or local law, statute, standard, ordinance, rule, regulation, code, license, permit, authorization, approval, and any consent order, administrative or judicial order, judgment, decree, injunction, or settlement agreement between the Enterprise and a governmental entity relating to the protection, preservation or restoration of the environment (including, without limitation, air, water, land, plant and animal life or any other natural resource)). Except as set forth on

Schedule 3.11, the Enterprise is not in default with respect to any material
- -------------
judgment, order, writ, injunction or decree issued by any court or of any federal, state, municipal or other governmental agency, board, commission, bureau, instrumentality or department relating to any aspect of the Systems. The Enterprise is, and at all times prior to the Closing Date will be, in compliance in all material respects with all requirements of insurance carriers applicable to the Systems.

          3.12 Ordinary Course of Business.  The Enterprise operates, and,
               ---------------------------
except as contemplated by this Agreement, at all times prior to the Closing Date will continue to operate, the Systems in the normal, usual and customary manner in the ordinary and regular course of business, including, without limitation, the maintenance of inventory (of all categories) at normal operating levels consistent with prior practice, maintenance of the Systems, continuance of all material contractual relationships and of all material Franchises and Subject Agreements, and will not enter into any transactions or take any actions which individually or in the aggregate would have a material adverse effect on the Systems or the financial condition of the Enterprise, taken as a whole, without the prior written approval of Buyer. For purposes of this Section 3.12, (a) the failure of the Enterprise to obtain the Required Consents of a Franchise or group of Franchises serving less than 2,000 Subscribers in the aggregate, (b) the amendment of the Incentive Compensation Plan (as set forth in Exhibit 3.12)
                                                                  -------
to provide for the full vesting of amounts calculated thereunder to the participants subject to the terms of each Incentive Compensation Payment Agreement and the consummation of the transactions contemplated by this Agreement, (c) a decrease of less than 5% in the System's total number of Subscribers, and (d) obtaining any Required Renewals the terms of which are consistent with the terms of this Agreement, shall not be deemed to have a material adverse effect on the Systems or the financial condition of the Enterprise.

          3.13 Tax Returns.  All material foreign, federal, state, county, local
               -----------
and other tax returns and reports of every nature required to be filed by any of the Enterprise Entities have been filed, and true, complete and correct copies of all such returns and reports for the last three fiscal years of the Enterprise have been made available to the Buyer. Except as set forth on

Schedule 3.13,  no extensions of time in which to file any such returns or
- -------------
reports with respect to which any payments may be due are in effect, and the Enterprise Entities have paid all taxes which have become due from the Enterprise Entities pursuant to such returns and reports and have paid all installments of estimated taxes due. To the extent any such taxes have accrued but have not become payable, they have been adequately reflected on the books of the Enterprise in accordance with generally accepted accounting principles. Except as set forth on Schedule 3.13 and to the best of the Sellers' knowledge,
                       -------------
no examinations of any such returns and reports with respect to which any payments may be due are now in progress, there are no proposed assessments of additional material taxes or potential material deficiencies affecting or which could have a material adverse effect on the business or financial condition of the Enterprise, and no material tax liabilities have been assessed or proposed which remain unpaid. Except as set forth on Schedule 3.13, (i) none of the Enterprise
                                       -------------
Entities has executed any waiver of the statute of limitations or agreement for extension of time for assessment or collection of any tax which might be imposed upon such Enterprise Entity; (ii) there are no tax liens, federal, state or local, upon the Systems; and (iii) all taxes, fees, duties, assessments, levies and other charges that the Enterprise Entities are required by law to withhold or to collect have been duly withheld and collected, and have been paid over to the proper governmental authorities to the extent due and payable.

          3.14 Adverse Restrictions.  Except as described on Schedule 3.14 or as
               --------------------                          -------------
set forth in the Subject Agreements, the Systems are not subject to any mortgage, lien, lease, agreement, instrument, order, judgment or decree of any kind or character that does not apply to the cable television industry generally, which should reasonably be anticipated to materially or adversely affect the business or financial condition of the Systems or the Enterprise.

          3.15 Compliance with ERISA.  Except as set forth on Schedule 3.15, the
               ---------------------                          -------------
Enterprise does not maintain and has never maintained any employee welfare benefit plan, employee pension benefit plan or any plan or program providing health care benefits to retired employees. The Enterprise has not been a party to nor are any of its employees covered by a multi-employer plan. As used in this section the terms "employee welfare benefit plan," "employee pension benefit plan" and "multi-employer plan" shall have the respective meanings assigned to them in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          3.16 Banking Facilities.  Schedule 3.16 sets forth a true, correct and
               ------------------   -------------
complete list of: (a) each bank, savings and loan or similar financial institution in which the Enterprise has an account or safety deposit box and the numbers of the accounts and of the safety deposit boxes maintained by the Enterprise; and (b) the names of all persons authorized to draw on each such account or to have access to any such safety deposit box facility, together with a description of the authority (and conditions thereof, if any) of each such person with respect thereto.

          3.17 Powers of Attorney and Suretyships.  Except as set forth on
               ----------------------------------
Schedule 3.17, none of the Enterprise Entities has any general or special powers
- -------------
of attorney outstanding (whether as grantor or grantee thereof) nor any material obligation or liability (whether actual, accrued, accruing, contingent or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise, in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity, except as endorser or maker of checks or letters of credit, respectively, endorsed or made in the ordinary course of business or with respect to the obligations or liabilities of one of the other Enterprise Entities.

          3.18 Insurance and Surety Bonds.  Set forth on Schedule 3.18 is a copy
               --------------------------                -------------
of all insurance certificates and surety bonds of the Enterprise Entities now in effect, including the names of the insureds and the coverage thereof. The premiums on such insurance policies and bonds have been currently paid, and such policies and bonds are valid, outstanding and enforceable, in full force and effect and insure against risks and liabilities and provide for coverage to the extent and in a manner required of or historically deemed appropriate and sufficient by the Enterprise. The Enterprise will maintain coverage of similar kinds and amounts and pay the premium for such coverage through the Closing Date.

          3.19 Material Information.  To the best of Sellers' knowledge, the
               --------------------
Financial Statements, this Agreement (including the Disclosure Schedule and the Updated Disclosure Schedule) and the Other Seller Documents, when taken as a whole, do not contain an untrue statement of a material fact or omit to state a material fact required to be stated herein or therein or necessary to make the statements herein or therein not misleading.

     4.   Representations and Warranties of the Buyer.  The Buyer represents,
          -------------------------------------------
warrants, covenants and agrees that the following statements are true and correct as of the date hereof and will be true and correct on the Closing Date:

          4.1  Organization and Corporate Power.  CCI is a corporation duly
               --------------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to execute and deliver this Agreement and all other documents and instruments (including, without limitation, all exhibits hereto) required to be executed and delivered by it pursuant hereto (the "Other Buyer Documents") and to carry out the transactions contemplated hereby and thereby. CCI has all necessary corporate power and authority to own, lease and operate the Systems, to hold the Franchises and to carry on the business of the Systems as proposed to be conducted by the Buyer after the Closing Date and the Buyer has sufficient financial resources to pay the Interests Purchase Price and any other obligations of the Enterprise to be satisfied by the Buyer on or before the Closing Date. There are no facts which, under the Communications Act, the existing rules and regulations of the FCC, or any of the Franchises or Subject Agreements would disqualify or prevent the

Buyer from becoming the controlling entity of the Enterprise or an assignee of the Franchises or from otherwise consummating the transactions contemplated herein within the times contemplated herein. The structure of the ownership and control of the Buyer is set forth on Schedule 4.1.
                                     ------------

          4.2  Due Authorization; No Conflicts.  All requisite corporate actions
               -------------------------------
for the execution, delivery, performance and satisfaction by the Buyer of this Agreement and each of the Other Buyer Documents have been duly obtained. This Agreement has been duly executed and delivered by the Buyer and is, and each of the Other Buyer Documents, upon execution and delivery, will be, a legal, valid and binding obligation of the Buyer, enforceable in accordance with its respective terms, except to the extent that such enforcement may be subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws of general application affecting the rights and remedies of creditors or secured parties, and the availability of equitable remedies including specific performance and injunctive relief, may be subject to equitable defenses and the discretion of the court before which any proceeding therefor may be brought.
The execution and delivery of this Agreement and the Other Buyer Documents and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of, or default under, the terms, conditions or provisions of, any order, writ, injunction, decree, judgment, law or regulation, or of the Buyer's certificate of incorporation or by-laws or any agreement or instrument to which the Buyer is a party or by which it is bound, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever on the assets of the Buyer or result in the acceleration of the due date of any obligation of the Buyer.

          4.3  Consents.  The Buyer will use its best efforts to obtain all
               --------
necessary authorizations, consents or approvals of, and make all filings with, any governmental agency, authority or other body or any other third persons required by the Buyer in connection with the execution and delivery of this Agreement or the Other Buyer Documents or the consummation of the transactions contemplated hereby and thereby.

          4.4  Litigation.  Except as set forth in Schedule 4.4 and to the best
               ----------                          ------------
of the Buyer's knowledge, there is no claim, litigation, proceeding or investigation pending or threatened against Buyer which seeks to or may enjoin or prohibit, or otherwise question the validity of, any action taken or to be taken in connection with this Agreement or any of the Other Buyer Documents.

          4.5  Buyer's Information About Systems.  Buyer has had full and
               ---------------------------------
adequate opportunity to conduct due diligence concerning the Systems, it has had continuous access to information regarding the affairs, operations and prospects of the Systems since its purchase of its partnership interest in the Partnership in January 1992, and, to the best knowledge of the Buyer's representatives as listed in Schedule 8.3, the representations and warranties of Sellers set forth
          ------------
in Section 3 of this Agreement relating to the Systems, and in the Schedules related to that Section are true, complete and correct in all material respects and are not misleading.

     5.   Conditions Precedent to the Buyer's Obligations.  The obligations of
          -----------------------------------------------
the Buyer to the Sellers to purchase and accept assignment, transfer and delivery of the Partnership Interests and Related Interests to be sold, assigned, transferred and delivered to the Buyer hereunder are subject to the satisfaction, on the Closing Date, of the following conditions:

          5.1  Opinion of Sellers' Counsel.  Sellers shall have furnished Buyer
               ---------------------------
with an opinion letter of each of Goodwin, Procter & Hoar; and Dickinson, Wright, Moon, Van Dusen & Freeman, counsel for Sellers, dated the Closing Date, containing the respective opinions set forth in Exhibits 5.1A and 5.1B hereto.

          5.2  Opinion of Sellers' FCC Counsel.  Sellers shall have furnished
               -------------------------------
Buyer with an opinion letter of Wilmer, Cutler & Pickering, FCC counsel for Sellers, dated the Closing Date, containing opinions regarding the Franchises, copyrights and other FCC matters, as set forth in Exhibit 5.2 hereto.

          5.3  Instruments of Transfer, etc.  Each Seller shall have delivered
               ----------------------------
to the Buyer an instrument of transfer in the form attached hereto as Exhibit 5.3A and such other instruments of transfer and assignment as the Buyer may reasonably request, transferring to the Buyer all of Seller's right, title and interest in and to the Partnership Interests transferred, sold, assigned and conveyed by the Sellers to the Buyer pursuant to the terms of this Agreement. N-COM II, Inc. shall have delivered to the Buyer instruments of transfer in the form attached hereto as Exhibit 5.3B and such other instruments of transfer and assignment as Buyer may reasonably request, transferring to Buyer all of N-COM II, Inc.'s right, title and interest in and to the Related Interests.

          5.4  Consents and Renewals.
               ---------------------

          (a) The Sellers shall have obtained and delivered to Buyer copies of the Required Consents, the Required Extensions and the Required Renewals and no such Required Consent, Required Extension, or Required Renewal shall impose any material adverse change in the terms or conditions of the Franchises or the Subject Agreements other than any change or condition that Buyer expressly agrees to in writing or as contemplated in

Section 5.4(b) below; provided, however, that the Sellers shall be permitted to deliver less than 100 percent of the Required Consents at the Closing Date under and subject to the following conditions: (a) the Buyer shall have the right to terminate this Agreement without any penalty if the Sellers fail to obtain Required Consents of a Franchise or group of Franchises serving 2,000 or more Subscribers (i) by a date that is seven months from the date hereof or (ii) in the event that all of the Required Consents of the franchises have not been obtained in accordance herewith at that time and the Sellers are using their best efforts to obtain such Required Consents, then either at Buyer's or Seller's election by a date that is nine months from the date hereof and (b) those Franchises with respect to which Required Consents have not been obtained by the Closing Date (the "Subject Franchises") shall be treated in accordance with Section 7.4.

          (b) The weighted average based upon Subscribers of all the Franchises held by the Enterprise Entities as of the Closing Date shall be of at least five years duration and no such Franchise shall have a remaining term of less than three years; provided, however, that the franchises of the Village of Brooklyn, the City of Belleville, Columbia Township and Norvell Township shall not be subject to this minimum remaining term requirement.

          5.5  Representations and Conditions.  The representations and
               ------------------------------
warranties of the Sellers contained in this Agreement and as disclosed on the Disclosure Schedule and the Updated Disclosure Schedule shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date, except those which speak as of a date certain which shall continue to be true and correct in all material respects as of such date on the Closing Date; each and all of the conditions to be performed or satisfied by the Sellers hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and the Sellers shall have furnished the Buyer with a certificate to that effect.

          5.6  Delivery of Certificates and Documents.  The Sellers shall have
               --------------------------------------
furnished the Buyer with certificates, each of which shall be in form and substance reasonably satisfactory to the Buyer as to the governing instruments, resolutions, incumbency of officers and legal existence and good standing of the entities constituting the Enterprise, and the resignations of all officers and directors of such entities.

          5.7  Termination of Certain Agreements.  At the Closing, the Sellers
               ---------------------------------
shall have furnished the Buyer with evidence that the following agreements have been terminated or are terminable by the Buyer as of the Closing Date without penalty or other liability to the Enterprise and are null and void and of no further effect after the Closing Date:

          (a) Agreements with suppliers of programming services to the Systems specified in Schedule 5.7;
             ------------

          (b)  The Management Agreement; and

          (c)  All insurance policies and contracts of the Partnership listed in

Schedule 3.18.
- -------------

          5.8  Retirement of Debt; Discharge of Liens.  Any material
               --------------------------------------
indebtedness, except short term indebtedness for which there is an adjustment to the Interests Purchase Price under Section 2.1(a), mortgages, liens, security interests, encumbrances, or adverse claims set forth in the Financial Statements and on Schedules 3.6 and 3.8 shall have been satisfied, discharged or released,
       -------------     ---
as the case may be, in their entirety.

          5.9  Covenants Not to Compete.  The Buyer shall have entered into
               ------------------------
Covenant Not to Compete Agreements in the form of Exhibit 5.9 attached hereto
                                                  -----------
with

N-Com Inc., N-COM II, Inc. and Harcharan S. Suri, individually, and on behalf of all entities owned or controlled by him.

          5.10 Indemnity Escrow Agreement.  The Sellers shall have entered into
               --------------------------
an Indemnity Escrow Agreement in the form of Exhibit 2.2A attached hereto.
                                             ------------

          5.11 Hart-Scott-Rodino Act.  All necessary pre-merger notification
               ---------------------
filings required by the Sellers and the Partnership under the Hart-Scott-Rodino Act will have been made with the Federal Trade Commission and the United States Department of Justice and the prescribed waiting periods (and any extensions thereof) will have expired or been terminated.

          5.12 No Opposition.  No suit, action or proceeding shall be pending or
               -------------
threatened on the Closing Date before or by any court or governmental body seeking to restrain or prohibit, or damages or other relief in connection with, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or which would reasonably be expected to materially adversely affect the business or financial condition of the Systems or the Enterprise.

          5.13 Delivery of Design Maps.  The Partnership will deliver to the
               -----------------------
Buyer all existing design maps on or prior to the Closing.

     The Buyer may waive, in writing, any of the conditions contained in this
Section 5 prior to the Closing.

     6.   Conditions Precedent to the Sellers' Obligations.  The obligations of
          ------------------------------------------------
Sellers to sell, assign, transfer and deliver the Partnership Interests and the Related Interests to the Buyer hereunder are subject to the satisfaction at or prior to the Closing Date of the following conditions:

          6.1  Opinion of Buyer's Counsel.  The Buyer shall have furnished the
               --------------------------
Sellers with an opinion letter, dated the Closing Date, of Sullivan & Worcester, counsel for the Buyer, containing the opinions set forth in Exhibit 6.1.
                                                            -----------

          6.2  Payment for Interests.  The Buyer shall have paid the entire
               ---------------------
Interests Purchase Price as provided in Section 2.2.

          6.3  Representations and Conditions.  The representations and
               ------------------------------
warranties of the Buyer contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date with the same force and effect as though made on and as of such date; each and all of the conditions to be performed or satisfied by the Buyer hereunder at or prior to the Closing Date shall have been duly performed or satisfied; and the Buyer shall have furnished the Sellers with an officer's certificate to that effect.

          6.4  Delivery of Certificates and Documents.  The Buyer shall have
               --------------------------------------
furnished the Sellers with the following:

          (a) a certificate of the Secretary or Assistant Secretary of the Buyer as to (i) the Certificate of Incorporation of the Buyer, (ii) the By-laws of Buyer, (iii) resolutions of the Board of Directors of the Buyer; and (iv) incumbency of officers signing documents on behalf of the Buyer; and

          (b) a certificate of legal existence and good standing of the Buyer from the Secretary of State of the State of Delaware.

          6.5  No Opposition.  No suit, action or proceeding shall be pending or
               -------------
threatened on the Closing Date before or by any court or governmental body seeking to restrain or prohibit the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby unless, in each case, the Buyer shall have provided the Sellers reasonable indemnification with respect thereto.

          6.6  Payment of Outstanding Subordinated Indebtedness. The Buyer shall
               ------------------------------------------------
have paid, or caused to be paid, in full all of the Subordinated Notes (other than the CCI Term Notes (as defined in the Note Purchase Agreement)) issued pursuant to the Note Purchase Agreement, including the payment of all interest, contingent interest and deferred interest thereon; provided, however, that the
                                                   --------  -------
interest accruing on all such Subordinated Notes shall be paid at the rate of 25% per annum, compounded quarterly, notwithstanding anything in any such Subordinated Notes or the Note Purchase Agreement to the contrary.

          6.7  Retirement of Debt; Discharge of Liens .  The Buyer shall (i)
               ---------------------------------------
pay, or cause to be paid, in full all of the Subordinated Notes contemplated to be paid off in accordance with the terms of Section 6.6; (ii) pay off the Senior Debt in full; and (iii) pay, or cause to be paid, in full the Deferred Fees, the Deferred Compensation and the Make-Whole Payments.

          6.8  Incentive Compensation Payment Agreements.  Buyer will cause the
               -----------------------------------------
Enterprise to offer to enter into contracts substantially in the form of Exhibits 6.8A, 6.8B, 6.8C or 6.8D (the "Incentive Compensation Payment
- --------
Agreements") with each of the employees listed in Schedule 6.8 to provide,
                                                  ------------
subject to the terms set forth in each Incentive Compensation Payment Agreement, for the payment of incentive compensation to each such employee in an amount equal to the amount the employee is due to receive under the Amended Incentive Compensation Plan; provided, however, that (i) the payment obligations of the
                   --------  -------
Buyer shall become effective only if the transactions contemplated by this Agreement are consummated, and the other conditions precedent in each Incentive Compensation

Payment Agreement are satisfied; and (ii) such payments shall not exceed $600,000 in the aggregate.

          6.9  Indemnity Escrow Agreement.  The Buyer shall have entered into an
               --------------------------
Indemnity Escrow Agreement in the form of Exhibit 2.2A attached hereto.
                                          -------

          6.10 Hart-Scott-Rodino Act.  All necessary pre-merger notification
               ---------------------
filings required by the Buyer under the Hart-Scott-Rodino Act will have been made with the Federal Trade Commission and the United States Department of Justice and the prescribed waiting periods (and any extensions thereof) will have expired or been terminated.

     The Sellers may waive, in a writing signed by each of the Sellers, any of the conditions precedent contained in this Section 6 prior to the Closing.

     7.   Cooperation; Inspection; Confidentiality.
          ----------------------------------------

          7.1  Cooperation.  Prior to the Closing Date, each party will
               -----------
cooperate, and will use its reasonable and diligent efforts to have its officers, directors, partners and other employees cooperate with the other party in obtaining the Required Consents, the Required Renewals and the Required Extensions, which shall be in a form and manner that have been previously approved by Buyer, including the filing of FCC Forms 394, and Sellers will cause the Partnership to use its commercially reasonable efforts to obtain a 10 year term for all renewals or extensions.

     On and after the Closing Date, each party will cooperate, and will use its reasonable efforts to have its partners, officers, directors and other employees cooperate, with the other party at its request, in furnishing information, evidence, testimony and other assistance in connection with any actions, proceedings, arrangements or disputes involving any party or based upon any of the Partnership's contracts, agreements, acts or omissions which were in effect or occurred on or prior to the Closing Date.

     The Sellers covenant that subsequent to Closing, upon request by the Buyer, the Sellers will provide or will have provided or make available or will have made available to the Buyer true, correct and complete copies of all rate filings and forms filed by the Sellers with local franchising authorities and/or the FCC with respect to the Systems, together with all supporting and back-up documentation for such filings and forms existing prior to the Closing Date, that the Buyer deems necessary or useful in defending challenges to regulated rates for the Systems.

     The Sellers shall take all such other action as the Buyer may reasonably request, more effectively to transfer, convey and assign to the Buyer, and to confirm the Buyer's title to, all of the Partnership Interests and to put the Buyer in actual possession and control of the assets, properties and business of the Enterprise, so as to enable the Buyer to operate the Enterprise in the same manner as the Enterprise was historically operated.

     Sellers shall operate the Systems only in the ordinary course of business as previously conducted, in all material respects. It is expressly agreed that operation of the Systems in the ordinary course shall include continuation of the marketing programs described on Schedule 7.1 attached hereto and that the
                                    ------------
Enterprise will not engage in any marketing practices prior to the Closing Date with respect to the Systems materially inconsistent with its prior marketing practices without the prior written consent of Buyer. In addition, notwithstanding anything contained in this Agreement to the contrary, the Sellers shall make through the Closing Date those capital expenditures specified in Schedule 7.1 that are necessary for (a) the maintenance of the Systems in the
   ------------
normal and ordinary course of
business and (b) FCC compliance (together, the "Ordinary Capital Expenditures"). Any capital expenditure in any amount for purposes other than ordinary maintenance of the Systems or FCC compliance and any franchise renewal costs as set forth in Schedule 7.1 shall constitute extraordinary capital expenditures
             ------------
("Extraordinary Capital Expenditures"), which shall not be undertaken by the Sellers without the Buyers' written approval. Extraordinary Capital Expenditures that are approved by the Buyer in writing shall be for the account of the Buyer and shall be reflected in the Interests Purchase Price in accordance with Section 2.1(a)(iii) of this Agreement; provided, however, that both Extraordinary Capital Expenditures and Ordinary Capital Expenditures shall be paid through the Closing Date by the Enterprise. The Sellers and Buyer hereby agree that the capital expenditures and franchise renewal costs set forth in Schedule 7.1 shall constitute Extraordinary Capital Expenditures which are
   ------------
hereby approved by the Buyer.

     Between the date hereof and the Closing Date, neither Buyer nor any of its affiliates shall directly or indirectly control, supervise, or direct, or attempt to control, supervise or direct, the operations of the Systems; provided, however that representatives of Buyer and the Enterprise shall meet periodically to discuss the long-term competitive positioning of the Systems in their industry and the actions being taken by the Buyer's affiliates in the State of Michigan with respect to competitive conditions. Sellers shall consider taking, in their reasonable discretion, all reasonable steps suggested by Buyer to bring their operation of the Systems into line with those of Buyer's affiliates in the State of Michigan with regard to such long-term competitive position, which may involve the expenditure of funds in ways different from those budgeted by the Enterprise, provided that the Enterprise shall not be required to make additional expenditures as a result of such requests except Ordinary Capital

Expenditures required to be made pursuant to this Section 7.1. In the event that the Enterprise decides to make additional Extraordinary Capital Expenditures as a result of Buyer's requests, such expenditures shall only be made with the written approval of the Buyer and shall be made for the account of the Buyer. In order to facilitate the transition, Sellers agree that Buyer may, but is not obligated to, assign its personnel at its cost to work in the Systems, subject to N-Com Inc.'s control, authority and supervision.

     Each Seller severally agrees to use its reasonable efforts prior to the Closing Date to preserve the Enterprise's business organization intact, to preserve for the Buyer the present relations relating to the Systems between the Enterprise and its subscribers and other persons having business relations with them, it being understood that, except as otherwise provided in this Agreement the Buyer will have no obligation to continue any such relations, including hiring employees of the Enterprise. The Sellers shall cooperate with the Buyer's efforts to enter into Incentive Compensation Payment Agreements as provided for in Section 6.8. In the event that one of the employees who is party to an Incentive Compensation Payment Agreement forfeits payment, as defined in each individual Incentive Compensation Payment Agreement, Buyer shall promptly allocate and distribute such forfeited compensation among itself and the Sellers in proportion to their respective Partnership Interests.

          7.2  Inspection.  Following execution hereof and prior to the Closing
               ----------
Date, the Sellers shall give the Buyer and its representatives, including, without limitation, advisors, accountants and attorneys designated by the Buyer, full access during ordinary business hours, upon reasonable notice, to the premises, assets, properties, books of account, agreements and commitments, of the Enterprise pertaining to the Systems, provided that the Buyer's investigation and use of the same shall not unreasonably interfere with the normal operations of the Systems. The Sellers shall furnish the Buyer all information with respect to the business and affairs of the Systems as the Buyer may, from time to time, reasonably request, including without limitation, any monthly financial statements, tax return information, or subscriber reports of the Enterprise.

     Without limiting in any way the foregoing, the Sellers also agree to give the Buyer a specific thirty (30) day due diligence period commencing from the date of execution of this Agreement in which to conduct due diligence regarding the Seller's Representations and Warranties set forth in Section 3 of this Agreement.

     Following the Closing Date, the Buyer shall provide the Sellers with, or access to, all information with respect to the Enterprise as any of the Sellers may, from time to time, reasonably request in connection with the filing of required tax, securities and other state and federal administrative and regulatory filings and as necessary for any of the Sellers to comply with the terms and provisions of the Partnership Agreement, the Limited Partnership Agreement of Irish Hills and the Limited Partnership Agreement of Omnicom CATV.

     Each Seller and the Buyer hereby agrees that it shall pay its Pro Rata Share of any fees or expenses incurred by any of the Sellers in connection with furnishing Buyer with information pursuant to this Agreement or the transactions contemplated hereby or relating to the winding up of the affairs of the Partnership or Holding.

          7.3  Confidentiality of Information.  Except as may be required by law
               ------------------------------
or contemplated by this Agreement, the parties agree not to disclose to any third person or to the public any confidential information relating to their respective businesses. In the event that the transactions contemplated by this Agreement are not consummated, each party further agrees to return any such confidential materials to the other party promptly upon request.

          7.4  Subject Franchises.  After satisfaction or waiver of the
               ------------------
conditions precedent to Buyer's obligation to close as set forth in Section 5, control of each of the Subject Franchises (and all assets related thereto), shall subsequently be transferred to the Buyer in accordance with the terms hereof.

          (a) Out of the Interests Purchase Price, there shall be deposited into an escrow an amount for each Subject Franchise (the "Subject Franchise Price") determined by multiplying the number of the Subscribers in the Subject Franchise at the Closing Date by the following quotient (the "Per Subscriber Quotient"): the full valuation amount of the Enterprise as calculated in clauses (i) and
(ii) of Section 2.1(a) of this Agreement divided by the total number of Subscribers of the Systems at the Closing Date. Attached hereto as Schedule
                                                                    --------
7.4(a) is an example of the calculation of the Per Subscriber Quotient based
- ------
upon the financial statements of the Enterprise for the quarter ended December 31, 1994 and the total number of the Subscribers of the Systems as of December 31, 1994. The calculation of the actual Per Subscriber Quotient shall be made on a basis consistent with Schedule 7.4(a). A form of the escrow agreement with
                           ---------------
respect to the Subject Franchises is attached as Exhibit 2.2B hereto.

          (b) Sellers and Buyer shall continue to cooperate in attempting to secure approval of the transfer of each Subject Franchise and where a renewal application is pending at the Closing Date, renewals of the Subject Franchise. When such approval is obtained, there shall be delivered to Sellers from the escrow the Subject Franchise Price and any income thereon and the Sellers shall deliver to the Buyer a receipt therefor and such other transfer documents as the Buyer may reasonably request.

          (c) Upon the earlier of (i) the date three (3) years after the Closing Date or (ii) the date of expiration of the Subject Franchise, there shall be delivered to the Sellers from escrow the Subject Franchise Price for each Subject Franchise not previously transferred pursuant to Section 7.4(b), and any income thereon and the Sellers shall, if requested by Buyer, cooperate with the Buyer to transfer control of the Subject Franchise to a third party (in which case the Buyer shall receive the proceeds of such sale).

          (d) The parties will, in the event there are any Subject Franchises, enter into suitable mutually acceptable agreements for the management of those systems in accordance with the requirements of any relevant franchising authority.

          7.5  Pre-Closing Communications With Enterprise Employees.  The Buyer
               ----------------------------------------------------
shall not engage in any communications related to future employment with any employee of the Enterprise prior to the Closing, without the prior written consent of Harcharan S. Suri, but rather, shall direct all communications solely to Holding.

          7.6  Discontinuance of Use of Name.  Buyer shall discontinue any use
               -----------------------------
of the term "N-COM" in the name of the Partnership and Holding on or prior to the six month anniversary of the Closing Date.

     8.   Survival of Representations and Warranties: Indemnification.
          -----------------------------------------------------------

          8.1  Survival of Representations and Warranties.  The representations
               ------------------------------------------
and warranties of the Sellers provided for in this Agreement shall survive the Closing for a period of one year and shall thereafter be null, void and of no effect; provided, however, that the representations and warranties of the
        --------  -------
Sellers set forth in Sections 3.13 (tax returns) and 3.10(l) (copyright) shall survive the Closing Date for three years, after which they too shall be null, void and of no effect.

          8.2  Indemnification.
               ---------------

          (a) The Buyer agrees to indemnify and hold harmless the Sellers against any and all claims to the extent such claims are based upon, arise out of or relate to (i) any untruthful or inaccurate representation or any breach of any warranty or any failure to perform or comply with any of the covenants, conditions or agreements of the Buyer set forth in this Agreement or in any Other Buyer Document and (ii) the assertion against the Sellers by any person, corporation or other entity, including any governmental agency, bureau, department or service based upon, arising out of or relating to the ownership or operation of the Systems or any act or omission or obligation of the Buyer or its employees, contractors or agents and occurring, arising or accruing after the Closing Date.

          (b) The Sellers agree, severally in proportion to their Pro Rata Share and not jointly, to indemnify and hold harmless the Buyer against any and all claims to the extent such claims are based upon, arise out of or relate to (i) any untruthful or inaccurate representation or any breach of any warranty or any failure to perform or comply with any of the covenants or agreements of Sellers set forth in this Agreement or in any Other Seller Document and (ii) the assertion against the Buyer by any person, corporation or other entity, including any governmental agency, bureau, department or service based upon, arising out of or relating to the ownership or operation of the Systems or any act or omission or obligation or liability of the Sellers or its partners, employees, contractors or agents occurring, arising or accruing on or prior to, or existing on, the Closing Date.

          8.3  Limitation on Indemnification.  Notwithstanding the foregoing,
               -----------------------------
the right of the Buyer and the Sellers to indemnification under Section 8.2 shall be subject to the following provisions:

          (a) No indemnification pursuant to Section 8.2 shall be payable to Buyer unless the total of all claims for indemnification by the Buyer pursuant to Section 8.2 shall exceed Two Hundred Fifty Thousand dollars ($250,000) in the aggregate, whereupon only the excess amount of such claims above Two Hundred Fifty Thousand dollars ($250,000) shall be recoverable in accordance with the terms hereof;

          (b) The maximum cumulative amount of indemnification for which the Sellers shall be liable pursuant to Section 8.2 shall be One Million, Seven Hundred Fifty Thousand dollars ($1,750,000) (the "Indemnification Cap");

          (c) The amount for which the Buyer may seek indemnification with respect to any claim shall be limited to the product of (i) the amount of the relevant losses or expenses multiplied by (ii) the Sellers' aggregate Percentage Interests;

          (d) The Buyer may not seek indemnification with respect to any liability to subscribers for a rate refund resulting from the rate regulation provisions of the Communications Act of 1934, as amended by the Cable Communications Policy Act of 1984 and the Cable Television Consumer Protection Act of 1992, and the rules and regulations promulgated thereunder;

          (e) Buyer hereby agrees that it shall have no right to indemnification pursuant to Article 8 hereof, to termination pursuant to Article 9 hereof, or to any other remedy at law or equity, for any breach of Sellers' representations and warranties set forth in Section 3, or for any breach of Sellers' certificate delivered to Buyer pursuant to Section 5.5 hereof, if any of the persons set forth on Schedule 8.3 had actual knowledge as
                                           ------------
of the date of this Agreement or as of the Closing Date that any of the Sellers' representations or warranties were untrue in any material respect; provided, however, that such actual knowledge must relate to that person's field of expertise as specified on Schedule 8.3;
                          ------------

          (f) The Buyer may not seek indemnification with respect to matters that are truthfully and accurately set forth by the Sellers in either the Disclosure Schedules or the Updated Disclosure Schedule;

          (g) The Buyer may not seek indemnification for matters it discovers during the thirty (30) day due diligence period set forth in Section 7.2 of this Agreement;

          (h) Indemnification claims by the Buyer shall be made first against the Escrow Amount until the amount of such claims is equal to or in excess of the Escrow Amount plus any interest thereon;

          (i) Each Seller's liability for any indemnification claim by the Buyer shall be limited to its Pro Rata Share of the Escrow Amount plus the interest thereon; and

          (j) No indemnification shall be payable to the Buyer with respect to claims asserted after the expiration of the relevant representation or warranty (with respect to claims made pursuant to Section 8.2(b)(i)) and otherwise after the first anniversary of the Closing Date.

     As used in this Section 8 (and in Sections 9 and 10) the word "claim" shall mean any and all actual liabilities, obligations, losses, damages, deficiencies, penalties, assessments and judgments of whatever kind and nature and all costs and expenses relating thereto (including, without limitation, reasonable attorneys' fees); provided, however, that such a claim is quantifiable as lost profits or an out-of-pocket expense. A claim under this
Section 8 does not include any other diminution in value in the Partnership or the Systems.

     Neither this Section 8, nor any other provision of this Agreement, is intended to confer any third party beneficiary rights, in particular, any extension of any statutes of limitations pertaining to suits, actions or proceedings brought by third parties.

          8.4  Notice and Right to Defend Third Party Claims.  Promptly, upon
               ---------------------------------------------
receipt of notice of any claim to which the indemnification obligations hereunder would apply, the party seeking indemnity (the "Indemnitee") shall give notice in writing to the party from whom indemnification is sought (the "Indemnitor"). Except to the extent that the Indemnitor is prejudiced as a result of the failure or delay in giving such notice, the omission of such Indemnitee so to notify the Indemnitor of any such claim shall not relieve such Indemnitor from any liability which it may have to such Indemnitee in connection therewith. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of the Agreement under which the liability or obligation is asserted.

     In case any claim shall be asserted or suit, action or proceeding commenced against an Indemnitee, the Indemnitor will be entitled to participate therein, and, to the extent that it may wish, to assume the defense, conduct or settlement thereof, with counsel reasonably satisfactory to the Indemnitee. After notice from the Indemnitor to the Indemnitee of its election so to assume the defense, conduct or settlement thereof, the Indemnitor will not be liable to the Indemnitee for any legal or other expenses subsequently incurred by the Indemnitee in connection with the defense, conduct or settlement thereof. The Indemnitee will cooperate with the Indemnitor in connection with any such claim assumed by the

Indemnitor to make available to the Indemnitor all pertinent information under the Indemnitee's control.

          8.5  Exclusivity of Remedy.  Notwithstanding anything contained herein
               ---------------------
to the contrary, the provisions of this Section 8 shall be the sole recourse of Buyer for any matters relating to or arising in connection with this Agreement or the Other Buyer Documents and any of the transactions contemplated hereby and thereby, and such recourse is explicitly limited to the amounts and time limits set forth in Section 8.3 hereof.

     9.   Termination.
          -----------

          (a) This Agreement may be terminated prior to the Closing:

                      (i) at any time by mutual written consent of all of the Sellers and Buyer;

                      (ii) by either all of the Sellers or the Buyer, if the Closing hereunder has not taken place (i) on or before a date that is seven months from the date hereof or (ii) in the event that all of the Required Consents of the franchises have not been obtained in accordance herewith at that time and the Sellers are using their best efforts to obtain such Required Consents, then either at Buyer's or Seller's election on or before a date that is nine months from the date hereof;

                      (iii) by all of the Sellers if all the conditions set forth in Section 6 hereof have not been satisfied or waived by the Closing Date;

                      (iv)  by Buyer if all of the conditions set forth in
Section 5 hereof have not been satisfied or waived by the Closing Date; provided, however, that Buyer has the option to close the transactions
- --------  -------
contemplated by this Agreement even if all of the conditions set forth in
Section 5 hereof have not been satisfied by the Closing Date, in which case it may seek indemnification against the Escrow Amount for damages caused by the unsatisfied condition(s), subject to the limitations set forth in Section
8.3 of this Agreement;

                      (v) by Buyer if the Updated Disclosure Schedule discloses materially adverse information regarding the Partnership or the Systems; provided, however, that if the Sellers disclose on the Updated Disclosure Schedule a matter or matters previously unknown to the Sellers that is both material and adverse, the Sellers shall give the Buyer a period of ten
(10) days (which ten (10) day period may be extended by an additional twenty
(20) day period if after using reasonable diligence the Buyer determines at its sole discretion that such additional time is necessary for the Buyer's proper evaluation), to decide whether (i) to close the transactions contemplated herein despite the newly disclosed matter and not seek indemnification hereunder as to those matters, or (ii) to terminate the Agreement; or

                      (vi) by Buyer pursuant to the terms of the thirty (30) day due diligence period set forth in Section 7.2 of this Agreement.

          (b) If (i) by a date that is seven months from the date hereof or (ii) in the event that all of the Required Consents of the franchises have not been obtained in accordance herewith at that time and the Sellers are using their best efforts to obtain such Required Consents, then either at Buyer's or Seller's election by a date that is nine months from the date hereof all of the Required Consents of the franchises have been obtained in accordance with
Section 5.4(a) of this Agreement and all of the other conditions of closing specified in Section 7.08(c) of the Partnership Agreement have been satisfied, but one or more of the other conditions of closing specified in Section 5 of this Agreement have not been satisfied and Buyer terminates this Agreement pursuant to Section 9(a) or Sellers terminate this Agreement pursuant to Section 9(a)(iii) because the Buyer has not satisfied the conditions set forth in Section 6 (except Section 6.5), then Buyer shall be deemed to waive its call options under Section 7.06 of the Partnership Agreement and such call options shall be null and void forever.

          (c) In the event of termination of this Agreement by either Buyer or Sellers pursuant to this Section 9, prompt written notice thereof shall be given to the other party or parties and this Agreement shall terminate, without further action by any of the parties hereto.

     10.  Broker or Finder.  Sellers and Buyer represent to each other that no
          ----------------
other person or persons assisted in or brought about the negotiation of this Agreement in the capacity of broker or agent or finder. Sellers agree to indemnify and hold harmless Buyer against any claims asserted against Buyer for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any persons purporting to act on behalf of Sellers. Buyer agrees to indemnify and hold harmless Sellers against any claims asserted against Sellers for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any person purporting to act on behalf of Buyer.

     11.  Expenses.  With regard to services and expenses relating to the
          --------
Purchase Agreement, Schedules, Exhibits, any Hart-Scott-Rodino Act filings, franchise transfers and Closing, the Partnership shall bear up to (a) $300,000 for the aggregate legal fees and expenses of Goodwin, Procter & Hoar; Dickinson, Wright, Moon, Van Dusen & Freeman; and Wilmer, Cutler & Pickering, and (b) $100,000 for the aggregate legal fees and expenses of Sullivan & Worcester and Cole, Raywid & Braverman.

     12.  Entire Agreement.  Buyer and Sellers agree that this Agreement,
          ----------------
including all schedules and exhibits hereto, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior understandings and agreements with respect thereto, including, without limitation, except as otherwise expressly provided herein, the Partnership Agreement, the Note Purchase Agreement (including any provisions therein which purport to require the consent of the partners to the transactions contemplated by this Agreement) and the Management Agreement, but only if the transactions contemplated by this Agreement are consummated.

     13.  Assignment of Agreement.  This Agreement is personal to the parties
          -----------------------
hereto, and neither this Agreement, nor any right hereunder, may be assigned by any of the parties hereto, except that Buyer shall have the right, unless prohibited by the terms of any Required Consent, Required Renewal or Required Extensions, to designate a wholly-owned subsidiary of CCI or its parent Continental Cablevision, Inc. to receive the Partnership Interests and the Related Interests and to assume Buyer's rights and obligations hereunder, provided that Buyer shall remain fully responsible for all of its obligations under this Agreement and shall not limit its liability hereunder in any way whatsoever.

     14.  Notices.  All notices, requests, consents, and other communications
          -------
under this Agreement shall be in writing and shall be delivered in person with receipt acknowledged or mailed by first class certified or registered mail, return receipt requested, postage prepaid, by reputable overnight mail or courier, with receipt confirmed, or by telecopy and confirmed by telecopy answerback, addressed as follows:

If to the Buyer:    CONTINENTAL CABLEVISION INVESTMENTS, INC.
                    The Pilot House
                    Lewis Wharf
                    Boston, MA  02110
                    Telephone:  (617) 742-9500
                    Telecopy:   (617) 742-0530
                    Attention:  Jeffrey T. DeLorme,
                    Executive Vice President

With copy to:       Sullivan & Worcester
                    One Post Office Square
                    Boston, MA  02109
                    Telephone:  (617) 338-2800
                    Telecopy:   (617) 338-2880
                    Attention:  W. Lee H. Dunham, Esq.

and

If to the Sellers:  ALTA IV LIMITED PARTNERSHIP
                    c/o Burr, Egan, Deleage &  Co.
                    One Post Office Square
                    Suite 3800
                    Boston, MA  02109
                    Attention:  Craig Burr

                    C.V. SOFINNOVA FIVE
                    c/o Burr, Egan, Deleage &  Co.
                    One Post Office Square
                    Suite 3800
                    Boston, MA  02109
                    Attention:  Craig Burr

                    VINTAGE LIMITED PARTNERSHIP
                    (a Massachusetts limited partnership)
                    111 Pond Street
                    Cohasset, MA  02025
                    Attention:  John E. Moravec

If to Harcharan
 S. Suri:           Pre-Closing:

                    N-COM INC.
                    11401 Joseph Campau
                    Hamtramck, MI  48212
                    Attention:  Harcharan S.  Suri

                    N-COM II, INC.
                    11401 Joseph Campau
                    Hamtramck, MI  48212
                    Attention:  Harcharan S.  Suri

                    Post-Closing:

                    c/o Dickinson, Wright, Moon,
                     Van Dusen & Freeman
                    500 Woodward Avenue
                    Suite 4000
                    Detroit, MI  48226-3425
                    Attention:  Steven H. Hilfinger, Esq.

With a copies to:   Goodwin, Procter & Hoar
                    Exchange Place
                    Boston, MA  02109
                    Telephone:  (617) 570-1000
                    Telecopy:  (617) 523-1231
                    Attention:  John J. Egan III, Esq.

                    Dickinson, Wright, Moon, Van Dusen & Freeman
                    500 Woodward Avenue
                    Suite 4000
                    Detroit, MI  48226-3425
                    Telephone:  (313) 223-3500
                    Telecopy:  (313) 223-3598
                    Attention:  Steven H. Hilfinger, Esq.

                    Wilmer, Cutler & Pickering
                    2445 M Street, N.W.
                    Washington, DC  20037-1420
                    Telephone:  (202) 663-6000
                    Telecopy:  (202) 429-4930
                    Attention:  William R. Richardson, Jr.

or at such other address or addresses as may have been furnished in writing by any party to the others in accordance with the provisions of this Section 14.

          Notices and other communications provided in accordance with this
Section 14 shall be deemed delivered upon receipt. The furnishing of any notice or communication required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice to persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice or communication.

          15.  Construction.  When the context so requires in this Agreement,
               ------------
the singular number includes the plural and vice versa.

          16.  Amendments and Waivers.  Except as otherwise expressly set forth
               ----------------------
in this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the Sellers and Buyer. Any amendment or waiver effected in accordance with this Section 16 shall be binding upon each party. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

          17.  Severability.  If any provision of this Agreement shall be held
               ------------
or deemed to be, or shall in fact be, invalid, inoperative or unenforceable because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable, but this Agreement shall be reformed and construed as if such invalid, inoperative or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted.

          18.  Section Headings.  The section headings in this Agreement are for
               ----------------
convenience and reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          19.  Multiple Counterparts.  This Agreement may be executed in two or
               ---------------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when counterparts which together contain the signatures of each party hereto shall have been delivered to Sellers and Buyer. In proving this Agreement, it shall not be necessary to produce or account for more than one such counterpart.

          20.  Binding Effect.  This Agreement shall be binding upon and shall
               --------------
inure to the benefit of the parties hereto and their respective permitted successors and assigns.

          21.  Gender.  Whenever used herein, the use of any gender shall
               ------
include all genders.

          22.  Arbitration.  In the event of any dispute between the parties
               -----------
with respect to any matter covered by this Agreement, the parties shall first use their best efforts to resolve such dispute among themselves. If the parties are unable to resolve the dispute within thirty (30) calendar days after the commencement of efforts to resolve the dispute, the dispute will be submitted to arbitration in accordance with the following procedures:

          (a) Either the Buyer or the Sellers or Seller may submit any matter covered by this Agreement to arbitration by notifying the other parties hereto, in writing, of such dispute. Within ten (10) days after receipt of such notice, the Buyer and Sellers or Seller shall designate in writing one arbitrator to resolve the dispute; provided, that if the parties hereto cannot agree on an arbitrator within such 10-day period, the arbitrator shall be selected by the American Arbitration Association. The arbitrator so designated (i) shall not be an employee, consultant, officer, director or stockholder of any party hereto or any affiliate of any party to this Agreement; (ii) shall not be subject to any conflict of interest; and (iii) shall have at least ten years of experience in the cable television industry.

          (b) Within fifteen (15) days after the designation of the arbitrator, the arbitrator, the Buyer and the Sellers or Seller shall meet, at which time the Buyer and the Sellers or Seller shall be required to set forth in writing all disputed issues and a proposed ruling on each such issue.

          (c) The arbitrator shall set a date for a hearing, which shall be no later than thirty (30) days after the submission of written proposals pursuant to paragraph (b) above, to discuss each of the issues identified by the Buyer and the Sellers or Seller. Each such party shall have the right to be represented by counsel. The arbitration shall be governed by the rules of the American Arbitration Association; provided, that the arbitrator shall have sole discretion with regard to the admissibility of evidence.

          (d) The arbitrator shall use his best efforts to rule on each disputed issue within thirty (30) days after the completion of the hearings described in paragraph (c) above. The determination of the arbitrator as to the resolution of any dispute shall be binding and conclusive upon all parties hereto. All rulings of the arbitrator shall be in writing and shall be delivered to the parties hereto.

          (e) The prevailing party in any arbitration shall be entitled to an award of reasonable attorneys' fees incurred in connection with the arbitration. The non-prevailing party shall pay such fees, together with the fees of the arbitrator and the costs and expenses of the arbitration. If at least two of the Sellers submit a matter to arbitration or all of the Sellers are notified of a dispute submitted by the Buyer, then the Sellers shall share all expenses and any award pro rata in accordance with their Percentage Interests.

          (f) The parties acknowledge and agree that an award of damages will constitute an adequate remedy for any breach by any party of its obligations under this Agreement. Accordingly, each party hereby acknowledges and agrees that it will not at any time seek specific performance, injunctive relief or any equitable remedies against the other parties, the Partnership or the Enterprise in connection with any such alleged breach or dispute. IN ACCORDANCE WITH THE MANDATORY ARBITRATION PROVISIONS OF THIS SECTION 22, EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY ACTION RELATING TO THIS AGREEMENT.

          (g) Any arbitration shall be conducted in Boston, Massachusetts. Any arbitration award may be entered in and enforced by any court having jurisdiction thereover and the parties hereby consent and commit themselves to the jurisdiction of the courts of the Commonwealth of Massachusetts and the United States District Court for the District of Massachusetts for purposes of the enforcement of any arbitration award.

          23.  Governing Law.  This Agreement shall be governed by and construed
               -------------
and enforced in accordance with the law (other than the law governing conflict of law questions) of the Commonwealth of Massachusetts, except with respect to the method and manner of

Arbitration which shall be governed by and construed and enforced in accordance with the Federal Arbitration Act, 9 U.S.C. (S)1 et seq.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                              ALTA IV LIMITED PARTNERSHIP

                              By: Alta IV Management Partners, L.P.


                              By:   /s/ Craig Burr
                                   --------------------------------------------


                              C.V. SOFINNOVA PARTNERS FIVE

                              By: Sofinnova (International) Five N.V., General
                                  Partner


                              By:   /s/ Craig Burr
                                   --------------------------------------------


                              CONTINENTAL CABLEVISION INVESTMENTS, INC.


                              By:   /s/ Jeffrey T. DeLorme
                                   --------------------------------------------
                                   Jeffrey T. DeLorme
                                   Executive Vice President


                              VINTAGE LIMITED PARTNERSHIP
                              (a Massachusetts limited partnership)

                              By: Cohasset Capital Corporation, General Partner


                              By:   /s/ Grant Wilson
                                   --------------------------------------------

                              N-COM INC.


                              By:   /s/ Harcharan S. Suri
                                   ----------------------------
                                   Harcharan S. Suri, President


                              N-COM II, INC.


                              By:   /s/ Harcharan S. Suri
                                   ----------------------------
                                   Harcharan S. Suri, President

Schedules have not been included in this filing but will be made available to the Commission upon request.

                                       61